UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2007
OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices) (Zip code)
(510) 933-7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Executive Officer Compensation
     On August 23, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Oplink Communications, Inc., a Delaware corporation (the “Company”), approved new base salaries for and stock option grants to certain of its executive officers, as follows:

Name	Title	Base Salary	Option Grant
Shirley Yin	Chief Financial Officer	$200,000 per year	50,000 shares

Thomas P. Keegan	General Counsel, Secretary, & Vice President of Business Development	$225,000 per year	100,000 shares

River Gong	Vice President, Sales	$150,000 per year	10,000 shares

Robert Shih	Vice President & OCP Liason	$150,000 per year	50,000 shares

Chi-Min Cheng	General Manager, China/ Macau	RMB25,000 per month	10,000 shares
     The grant to Shirley Yin of an option to purchase 50,000 relates to Ms. Yin’s promotion from Controller to Chief Financial Officer. The grant to Robert Shih of an option to purchase 50,000 shares was made in anticipation of the additional duties that Mr. Shih is expected to have with Optical Communications, Inc. (“OCP”), the Company’s majority-owned subsidiary, following the Company’s acquisition of the remaining shares of OCP stock that the Company does not own, subject to the requisite approval by OCP’s shareholders other than the Company. The grant to Thomas P. Keegan of an option to purchase 100,000 shares relates to his initial hiring by the Company as its General Counsel, Secretary and Vice President of Business Development.
  Director Compensation
     On August 23, 2007, the Committee also approved changes to the cash and equity compensation of the Company’s non-employee directors. The Committee’s decision was based on several factors, including the report and recommendation of a third-party consultant and the increased responsibilities of the Company’s non-employee directors as a result of the Company’s acquisition of a majority interest in OCP.
     The changes to the non-employee directors’ cash compensation are as follows:

	Annual Cash Compensation
	Previous	New	Increase
Director Retainer	$25,000	$25,000	$0
Fee for Chairman of Board	$5,000	$5,000	$0
Audit Committee Chair Fee	$10,000	$20,000	$10,000
Audit Committee Member Fee	$5,000	$10,000	$5,000
Compensation Committee Chair Fee	$5,000	$7,500	$2,500
Compensation Committee Member Fee	$0	$5,000	$5,000
Nominating & Governance Committee Chair Fee	$5,000	$7,500	$2,500
Nominating & Governance Committee Member Fee	$0	$5,000	$5,000

     With respect to the directors’ equity compensation, the Committee determined to replace the current arrangement, under which each non-employee director receives a stock option grant every three years, with annual grants of common stock. Under the Company’s 2000 Equity Incentive Plan (the “Plan”), each non-employee director automatically receives an option grant of 10,285 shares every three years, upon their election or re-election to the Board, which grant vests monthly over their three-year term of office. The Committee has approved an amendment to the Plan eliminating these automatic option grants to non-employee directors, which will be replaced with annual grants of common stock. On August 23, 2007, each non-employee director received a grant of 4,000 shares of Company common stock. The shares were fully vested upon grant. It is expected that similar grants will be made in the future on an annual basis, in amounts and on terms to be determined by the Committee or the Board. The Committee also adopted a stock ownership guideline for non-employee directors, under which each non-employee director is requested to hold at least 4,000 shares of the Company’s common stock for so long as they remain on the Board. The foregoing changes were made to better align the incentives of the Company’s non-employee directors with those of the Company’s stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.
Date: August 29, 2007	By:	/s/ Shirley Yin
		Name:	Shirley Yin
		Title:	Chief Financial Officer